                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our reports dated February 8, 1994 included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN & CO.

February 28, 1994